PUMA GLOBAL TRUST NO. 1 QUARTERLY SERVICING REPORT
IN RESPECT OF THE QUARTERLY PERIOD FROM 21 JUNE 2004 TO 19 SEPTEMBER 2004

NOTE INFORMATION

	Class A Notes	Class B Notes	Total US$ Notes
Original Principal Balance of each class of Note at the time of their issue	US$1,158,000,000	US$42,000,000	US$1,200,000,000
Principal Balance of each class of Note at the end of the immediately preceding Quarterly Payment Date	US$386,161,734	US$42,000,000	US$428,161,734
Amount to be applied towards payment of principal on each class of Note on this Quarterly Payment Date	US$40,857,482	US$0	US$40,857,482
Principal Balance of each class of Note after payments referred to above have been applied	US$345,304,252	US$42,000,000	US$387,304,252
Note Factor at the end of the Quarterly Payment Date	0.298190200	1.000000000
Amount to be applied towards payment of interest on each class of Note on this Quarterly Payment Date	US$1,727,752	US$216,580	US$1,944,332
LIBOR in respect of this quarterly period	1.55000%	1.55000%
Rate of interest payable on each class of Note in respect of this quarterly period	1.77000%	2.04000%
SUBORDINATION LEVELS
Moody’s indicative required subordination level at time of issue	3.00%
Standard & Poor’s indicative required subordination level at time of issue	1.85%
Fitch indicative required subordination level at time of issue	2.60%
Initial Subordination Level provided on the Closing Date	3.50%
Actual Subordination Level on this Quarterly Payment Date	10.84%
A$ REDRAW NOTES AND A$ SUBORDINATED NOTES
As at 10 September 2004 no A$ Redraw Notes or A$ Subordinated Notes have been issued
REDRAW FACILITY
Redraw Facility Limit as at 10 September 2004	A$4,250,000
Redraw Facility Principal at the commencement of this Quarterly Payment Date	A$250,000
Redraw Facility Principal at the end of this Quarterly Payment Date	A$250,000
Redraw Facility Principal repaid during the quarterly period	A$0
Aggregate Subordinate Funded Further Advance Amounts in relation to the Quarterly Payment Date	A$2,563
Interest paid on Redraw Facility Principal during the quarterly period	A$3,541
PRINCIPAL CASH BALANCE IN AUD
Principal Cash Balance at the commencement of this Quarterly Payment Date	A$4,181,270
Principal Cash Balance at the end of this Quarterly Payment Date	A$3,782,270
INCOME RESERVE IN AUD
Income Reserve at the commencement of this Quarterly Payment Date	A$0
Income Reserve at the end of this Quarterly Payment Date	A$0
COLLECTION INFORMATION IN AUD
Collections (1) held by the Trustee in relation to this Quarterly Payment Date	A$98,383,619
Less : Principal Cash Balance at the end of the Quarterly Payment Date	A$3,782,270
Less : Income Reserve at the end of the Quarterly Payment Date	A$0

Collections (other than Principal Cash Balance and Income Reserve) at the end of the Quarterly Payment Date	A$94,601,349
Less : Collections to be applied towards repayment of Redraw Facility Principal on the Quarterly Payment Date	A$0
Less : Collections to be applied towards payment of Expenses of the Trust in respect of this quarterly period	A$14,801,579

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes on the Quarterly Payment Date	A$79,799,770

Principal Collections (net of redraws) in relation to this Quarterly Payment Date	A$79,799,770
Less : Principal Collections applied or retained by the Trust to be applied towards the acquisition of substitute housing loans	A$0
Less : Principal Collections to be applied towards repayment of Redraw Facility Principal on the Quarterly Payment Date	A$0

A$ Principal Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes on the Quarterly Payment Date	A$79,799,770

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes on the Quarterly Payment Date	US$40,857,482

(1) The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

PUMA GLOBAL TRUST NO. 1 QUARTERLY SERVICING REPORT IN RESPECT OF
THE QUARTERLY PERIOD FROM 21 JUNE 2004 TO 19 SEPTEMBER 2004 (continued)

HOUSING LOAN POOL INFORMATION IN AUD

	Number of Housing	Number of Housing	Maximum Current	Minimum Current
	Loans	Loan Accounts	Housing Loan Balance	Housing Loan Balance
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	5,561	6,732	A$849,953	A$0

	Weighted Average	Weighted Average
	Original	Current	Maximum Original	Total Valuation of the
	Loan-to-Value Ratio	Loan-to-Value Ratio	Loan-to-Value Ratio	Security Properties
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	74.90%	65.51%	95.00%	A$1,393,267,965

		Outstanding Balance of	Outstanding Balance of
	Outstanding Balance of	Fixed Rate Housing	Variable Rate Housing	Average Current
	Housing Loans	Loans	Loans	Housing Loan Balance
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	A$752,671,300	A$74,466,850	A$678,204,450	A$135,348

	Maximum Remaining Term	Weighted Average Remaining	Weighted Average	Stated Income
	To Maturity	Term to Maturity	Seasoning	Proportion
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	330 months	304 months	53 months	1.78%

FURTHER ADVANCE INFORMATION IN AUD

Aggregate amount of Further Advances (not being subordinated further advances) made during the period A$0.00

DELINQUENCY INFORMATION

As at the opening of business on September 1, 2004.

			Outstanding Balance of	Percentage of Pool by
	Number of Housing	Percentage of Pool by	the Applicable	Outstanding Balance of
	Loans	number	Delinquent Housing	Housing Loans
30 - 59 days	9	0.13%	A$1,368,843	0.18%
60 - 89 days	0	0.00%	A$0	0.00%
90 - 119 days	2	0.03%	A$356,435	0.05%
Greater than 120 days	7	0.10%	A$1,706,690	0.23%

Total Arrears	18	0.26%	A$3,431,968	0.46%

MORTGAGE INSURANCE CLAIMS INFORMATION

Details provided are in respect of the period since the Closing Date to the opening of business on September 1, 2004.

Amount of mortgage insurance claims made:	A$136,144
Amount of mortgage insurance claims paid:	A$69,298
Amount of mortgage insurance claims pending:	A$66,846
Amount of mortgage insurance claims denied:	A$0.00